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                                                                    EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 of our report dated February 2, 2001 included in Charles E. Smith Residential Realty, Inc.'s previously filed Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference in this Form S-3 of our reports dated October 20, 2000 and February 11, 2000 included in Charles E. Smith Residential Realty, Inc.'s previously filed Form 8-Ks dated November 9, 2000 and March 2, 2000, respectively, and to all references to our Firm included in this registration statement.


                                               /s/ Arthur Andersen LLP


      Vienna, Virginia
      August 29, 2001